United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

Commission File Number 001-31673

CINGULAR WIRELESS LLC

Formed under the laws of the State of Delaware
I.R.S. Employer Identification Number 74-2955068

5565 Glenridge Connector, Atlanta, Georgia 30342
Telephone Number: (404) 236-6000

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The copy of the Agreement and Plan of Merger by and among AT&T Wireless Services Inc., Cingular Wireless Corporation, Links I Corporation, Cingular Wireless LLC, and, solely for the purposes of certain sections of the Merger Agreement, SBC Communications Inc. and BellSouth Corporation (the “Merger Agreement”) filed by Cingular Wireless LLC in its Current Report on Form 8-K on February 17, 2004 (the “Original 8-K”) is hereby deleted in its entirety and replaced in its entirety with the Merger Agreement attached hereto as Exhibit 99.1. The second sentence of Section 4.1(a) of the Merger Agreement is deleted in the definitive agreement filed with this Form 8-K/A

(c) Exhibits – The following exhibits are furnished as a part of this report:

Exhibit Number	Exhibit Description

99.1	Agreement and Plan of Merger, dated as of February 17, 2004, by and among AT&T Wireless Services, Inc., Cingular Wireless Corporation, Cingular Wireless LLC and Links I Corporation, and solely for the purposes of certain sections of the Merger Agreement, SBC Communications Inc. and BellSouth Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINGULAR WIRELESS LLC

Date: February 18, 2004	By:	/s/ Richard G. Lindner

Richard G. Lindner
Chief Financial Officer
(Principal Financial Officer)

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